Exhibit 99.1

October 16, 2025

Simmons First National Corporation Reports Third Quarter 2025 Results

George Makris, Jr., Simmons’ Chairman and CEO, commented on third quarter 2025 results:

The third quarter was transformative for Simmons. With overwhelming investor support we successfully raised $327 million of equity capital to reposition our balance sheet and unlock our future earnings stream. We effectively addressed a negative arbitrage between long-term bond yields and shorter-term funding costs which freed up capital for future growth. While the one-time loss on the sale of the bonds was significant, the financial strength of our company coupled with the positive sentiment from investors allowed us that opportunity.

Although the benefit of the repositioning was only partially realized in the quarter based on the timing of the transactions, our results demonstrated the exceptional improvement in our profitability, and the results from the month of September are very encouraging for our future performance.

I believe we are now well positioned to deliver stronger organic growth throughout our franchise which includes some of the most dynamic markets in the country. Our team is prepared, and I am optimistic about Simmons’ future.

Simmons First National Corporation (NASDAQ: SFNC) (Simmons or Company) today reported a net loss of $562.8 million for the third quarter of 2025, compared to net income of $54.8 million in the second quarter of 2025 and $24.7 million in the third quarter of 2024. Diluted earnings per share were $(4.00) for the third quarter of 2025, compared to $0.43 in the second quarter of 2025 and $0.20 for the third quarter of 2024. Adjusted earnings1 for the third quarter of 2025 were $64.9 million, compared to $56.1 million in the second quarter of 2025 and $46.0 million in the third quarter of 2024. Adjusted diluted earnings per share1 for the third quarter of 2025 were $0.46, compared to $0.44 in the second quarter of 2025 and $0.37 in the third quarter of 2024.

As previously disclosed, on July 22, 2025, the Company announced the pricing of its public offering of the Company’s Class A common stock that generated net proceeds of approximately $327 million. Proceeds from the offering were subsequently utilized to support a balance sheet repositioning that included the sale of approximately $2.4 billion (fair value) of low-yielding investment securities at an after-tax loss of approximately $626 million. Proceeds from the sale of the investment securities were primarily used to deleverage the balance sheet through the pay-down of higher rate, non-relationship wholesale and public fund deposits, as well as higher rate other borrowings primarily consisting of FHLB advances. The pay-down of higher rate funding was completed throughout the third quarter of 2025, and thus the benefits (including interest expense savings) are only partially reflected in the results for the quarter.

The table below summarizes the impact of the loss on the sale of securities, as well as other certain items, consisting primarily of branch right sizing costs, early retirement program costs and loss on early extinguishment of debt. These items are also described in further detail in the “Reconciliation of Non-GAAP Financial Measures” tables contained in this press release.

Impact of Certain Items on Earnings and Diluted Earnings Per Share (EPS)

$ in millions, except per share data	3Q25	2Q25	3Q24
Net income (loss)	$(562.8)	$54.8	$24.7
Branch right sizing costs, net	2.0	0.2	0.4
Early retirement program costs	0.3	1.6	—
Loss on early extinguishment of debt	0.6	—	—
Loss on sale of securities	801.5	—	28.4

Total pre-tax impact	804.4	1.8	28.8
Tax effect	(176.7)	(0.5)	(7.5)

Total impact on earnings	627.7	1.3	21.3

Adjusted earnings[1,3]	$64.9	$56.1	$46.0

Diluted EPS	$(4.00)	$0.43	$0.20
Branch right sizing costs, net	0.01	—	—
Early retirement program costs	—	0.01	—
Loss on early extinguishment of debt	—	—	—
Loss on sale of securities	5.70	—	0.23

Total pre-tax impact	5.71	0.01	0.23
Tax effect	(1.25)	—	(0.06)

Total impact on earnings	4.46	0.01	0.17

Adjusted Diluted EPS[1]	$0.46	$0.44	$0.37

The Financial Highlights table below summarizes key financial metrics for the third quarter of 2025, the second quarter of 2025 and the third quarter of 2024.

FINANCIAL HIGHLIGHTS	3Q25	2Q25	3Q24	3Q25 Highlights
BALANCE SHEET (in millions)

Comparisons reflect 3Q25 vs 2Q25 unless otherwise noted

•

Net loss of $562.8 million and diluted EPS of $(4.00)

•

Adjusted net income[1] of $64.9 million and adjusted diluted EPS[1] of $0.46

•

Total revenue of $(569.5) million and PPNR[1] of $(711.6) million

•

Adjusted total revenue[1] of $232.5 million and adjusted PPNR[1] of $92.8 million

•

Net interest income up $14.8 million, or 9 percent

•

Net interest margin up 44 basis points to 3.50%; the 6th consecutive quarterly increase in net interest margin

•

Pricing discipline led to 5 basis point increase in loan yields

•

Cost of deposits down 11 bps; reduction in higher rate funding only partially reflected in 3Q25 results

•

NCO ratio of 25 bps in 3Q24; provision for credit losses on loans exceeded net charge-offs by $4.5 million

•

ACL ratio up 2 bps to 1.50%

Total loans	$17,189	$17,111	$17,336
Total investment securities	3,319	5,997	6,350
Total deposits	19,838	21,825	21,935
Total assets	24,208	26,694	27,269
Total shareholders’ equity	3,354	3,549	3,529
PERFORMANCE MEASURES (in millions)
Total revenue	$(569.5)	$214.2	$174.8
Adjusted total revenue[1]	232.5	214.2	203.2
Pre-provision net revenue[1] (PPNR)	(711.6)	75.6	37.6
Adjusted pre-provision net revenue[1]	92.8	77.3	66.4
Provision for credit losses	12.0	11.9	12.1
PER SHARE DATA
Diluted earnings	$(4.00)	$0.43	$0.20
Adjusted diluted earnings[1]	0.46	0.44	0.37
Cash dividend declared	0.2125	0.2125	0.21
ASSET QUALITY
Net charge-off ratio (NCO ratio)	0.25%	0.25%	0.22%
Nonperforming loan ratio	0.90	0.92	0.59
Nonperforming assets to total assets	0.66	0.62	0.38
Allowance for credit losses to loans (ACL)	1.50	1.48	1.35
Nonperforming loan coverage ratio	168	161	229
CAPITAL RATIOS
Equity to assets (EA ratio)	13.85%	13.30%	12.94%
Tangible common equity (TCE) ratio[1]	8.53	8.46	8.15
Common equity tier 1 (CET1) ratio	11.54	12.36	12.06
Total risk-based capital ratio	15.07	14.42	14.25
OTHER DATA
Net interest margin (FTE)	3.50%	3.06%	2.74%
Loan yield (FTE)	6.31	6.26	6.44
Cost of deposits	2.25	2.36	2.79
Full-time equivalent employees	2,883	2,947	2,972
Number of financial centers	223	223	234

Net Interest Income

Net interest income for the third quarter of 2025 totaled $186.7 million, up $14.8 million, or 9 percent, compared to $171.8 million in the second quarter of 2025 and up $28.9 million, or 18 percent, from $157.7 million in the third quarter of 2024. Interest income totaled $313.4 million for the third quarter of 2025, compared to $315.0 million in the second quarter of 2025 and $334.3 million in the third quarter of 2024. The decrease in interest income on a linked quarter basis was primarily due to a decline in the level of interest income derived from investment securities resulting from the balance sheet repositioning undertaken in the third quarter of 2025 that included the sale of lower-

yielding investment securities, that was offset by increases in interest income from loans and other earning assets. Interest expense totaled $126.8 million for the third quarter of 2025, compared to $143.2 million in the second quarter of 2025 and $176.6 million in the third quarter of 2024. The decrease in interest expense on a linked quarter basis was primarily due to a reduction of higher rate, non-relationship wholesale and public fund deposits as part of the balance sheet repositioning.

Select Yield/Rates	3Q25	2Q25	1Q25	4Q24	3Q24
Loan yield (FTE)[2]	6.31%	6.26%	6.20%	6.32%	6.44%
Investment securities yield (FTE)[2]	4.01	3.48	3.48	3.54	3.63
Cost of interest bearing deposits	2.86	2.97	3.05	3.28	3.52
Cost of deposits	2.25	2.36	2.44	2.60	2.79
Net interest spread (FTE)[2]	2.86	2.41	2.30	2.15	1.95
Net interest margin (FTE)[2]	3.50	3.06	2.95	2.87	2.74

Noninterest Income

Noninterest income for the third quarter of 2025 was $(756.2) million, compared to $42.4 million in the second quarter of 2025 and $17.1 million in the third quarter of 2024. Included in third quarter 2025 results was a $801.5 million pre-tax loss on the sale of low-yielding securities that were sold in connection with the previously mentioned balance sheet repositioning and $0.6 million loss on the early extinguishment of debt. The third quarter of 2024 included a $28.4 million pre-tax loss on the sale of low-yielding securities. Excluding these items (which are described in the “Reconciliation of Non-GAAP Financial Measures” tables below), adjusted noninterest income1 was $45.9 million for the third quarter of 2025, $42.4 million in the second quarter of 2025 and $45.5 million in the third quarter of 2024. The increase in adjusted noninterest income on a linked quarter basis was broad based, led by an increase in mortgage lending income and a Small Business Investment Company (SBIC) negative valuation adjustment in the second quarter of 2025, which is included in other income in the table below.

Noninterest Income $ in millions	3Q25	2Q25	1Q25	4Q24	3Q24
Service charges on deposit accounts	$13.0	$12.6	$12.6	$13.0	$12.7
Wealth management fees	10.0	9.5	9.6	9.7	9.1
Debit and credit card fees	8.5	8.6	8.4	8.3	8.1
Mortgage lending income	2.3	1.7	2.0	1.8	2.0
Other service charges and fees	1.5	1.3	1.3	1.4	1.5
Bank owned life insurance	3.9	3.9	4.1	3.8	3.8
Gain (loss) on sale of securities	(801.5)	—	—	—	(28.4)
Other income	6.1	4.8	8.0	5.6	8.3

Total noninterest income	$(756.2)	$42.4	$46.2	$43.6	$17.1

Adjusted noninterest income[1]	$45.9	$42.4	$46.2	$43.6	$45.5

Noninterest Expense

Noninterest expense for the third quarter of 2025 was $142.0 million, compared to $138.6 million in the second quarter of 2025 and $137.2 million in the third quarter of 2024. Included in noninterest expense are certain items consisting of branch right sizing costs, early retirement program costs and termination of vendor and software services. Collectively, these items totaled $2.3 million in the third quarter of 2025, $1.8 million in the second quarter of 2025 and $0.4 million in the third quarter of 2024. Excluding these items (which are described in the “Reconciliation of Non-GAAP Financial Measures” tables below), adjusted noninterest expense1 was $139.7 million for the third quarter of 2025, and $136.8 million in both the second quarter of 2025 and third quarter of 2024. The increase in adjusted noninterest expense on a linked quarter basis primarily reflected salary and employee benefits accrual adjustments given the Company’s financial performance through the third quarter of 2025 and a $1.6 million fraud recovery in the third quarter of 2025.

Noninterest Expense $ in millions	3Q25	2Q25	1Q25	4Q24	3Q24
Salaries and employee benefits	$76.2	$73.9	$74.8	$71.6	$69.2
Occupancy expense, net	12.1	11.8	12.7	11.9	12.2
Furniture and equipment	5.3	5.5	5.5	5.7	5.6
Deposit insurance	5.2	4.9	5.4	5.6	5.6
Other real estate and foreclosure expense	0.2	0.2	0.2	0.3	0.1
Other operating expenses	43.0	42.3	46.1	46.1	44.5

Total noninterest expense	$142.0	$138.6	$144.6	$141.1	$137.2

Adjusted salaries and employee benefits[1]	$75.9	$72.3	$74.8	$71.4	$69.2
Adjusted other operating expenses[1]	41.5	42.5	45.9	44.7	44.4
Adjusted noninterest expense[1]	139.7	136.8	143.6	139.3	136.8
Efficiency ratio	(25.11)%	62.82%	66.94%	65.66%	75.70%
Adjusted efficiency ratio[1]	57.72	60.52	64.75	62.89	63.38
Full-time equivalent employees	2,883	2,947	2,949	2,946	2,972
Number of financial centers	223	223	222	222	234

Loans and Unfunded Loan Commitments

Total loans at the end of the third quarter of 2025 were $17.2 billion, up 2 percent on a linked quarter annualized basis. The increase in total loans was driven by increases in mortgage warehouse, real estate – construction and agricultural, offset in part by declines in real estate – commercial and commercial portfolios. Unfunded loan commitments at the end of the third quarter of 2025 were $4.0 billion, compared to $3.9 billion at the end of the second quarter of 2025. This marked the fourth consecutive quarterly increase in unfunded loan commitments. The commercial loan pipeline totaled $1.6 billion at the end of the third quarter of 2025, and ready to close commercial loans totaled $490 million with a weighted average rate of 7.19 percent.

Loans and Unfunded Loan Commitments $ in millions	3Q25	2Q25	1Q25	4Q24	3Q24
Total loans	$17,189	$17,111	$17,094	$17,006	$17,336
Unfunded loan commitments	3,955	3,947	3,888	3,739	3,681

Deposits and Other Borrowings

Total deposits at the end of the third quarter of 2025 were $19.8 billion, compared to $21.8 billion at the end of the second quarter of 2025 and $21.9 billion at the end of the third quarter of 2024. The decrease in total deposits reflects a reduction of higher rate, non-relationship wholesale and public fund deposits as part of the balance sheet repositioning previously mentioned. At the same time, the overall mix of deposits improved with noninterest bearing deposits representing 22.1 percent of total deposits at the end of the third quarter of 2025, compared to 20.5 percent at the end of the second quarter of 2025. Interest bearing transaction accounts (excluding interest bearing public funds) represent 42.8 percent of total deposits at the end of the third quarter of 2025, compared to 39.0 percent at the end of the second quarter of 2025.

Other borrowings at the end of the third quarter of 2025 were $18.8 million, compared to $634.3 million at the end of the second quarter of 2025 and $1.0 billion at the end of the third quarter of 2024. The decrease in other borrowings on a linked quarter basis and year-over-year basis reflected the pay down of higher cost wholesale funding, primarily FHLB advances, as part of the balance sheet repositioning.

Deposits $ in millions	3Q25	2Q25	1Q25	4Q24	3Q24
Noninterest bearing deposits	$4,377	$4,468	$4,455	$4,461	$4,522
Interest bearing transaction accounts	10,289	10,532	10,621	10,331	10,038
Time deposits	3,331	3,588	3,695	3,796	4,014
Brokered deposits	1,841	3,237	2,914	3,298	3,361

Total deposits	$19,838	$21,825	$21,684	$21,886	$21,935

Noninterest bearing deposits to total deposits	22%	20%	21%	20%	21%
Total loans to total deposits	87	78	79	78	79

Asset Quality

Total nonperforming loans at the end of the third quarter of 2025 totaled $153.9 million, compared to $157.2 million at the end of the second quarter of 2025 and $101.7 million at the end of the third quarter of 2024. The decrease in nonperforming loans on a linked quarter basis primarily reflected declines in commercial and real estate – single family loan portfolios, offset in part by an increase in the real estate – commercial portfolio. The increase in nonperforming loans on a year-over-year basis was primarily due to two specific credit relationships that were placed on nonaccrual at the end of first quarter of 2025. The nonperforming loan coverage ratio ended the third quarter of 2025 at 168 percent, compared to 161 percent at the end of the second quarter of 2025 and 229 percent at the end of the third quarter of 2024. Total nonperforming assets as a percentage of total assets were 66 basis points at the end of the third quarter of 2025, compared to 62 basis points at the end of the second quarter of 2025 and 38 basis points at the end of the third quarter of 2024.

Provision for credit losses on loans totaled $15.2 million for the third quarter of 2025, compared to $11.9 million in the second quarter of 2025 and $12.1 million in the third quarter of 2024. The allowance for credit losses on loans at the end of the third quarter of 2025 was $258.0 million, compared to $253.5 million at the end of the second quarter of 2025 and $233.2 million at the end of the third quarter of 2024. The allowance for credit losses on loans as a percentage of total loans was 1.50 percent at the end of the third quarter of 2025, compared to 1.48 percent at the end of the second quarter of 2025 and 1.35 percent at the end of the third quarter of 2024.

Net charge-offs as a percentage of average loans for the third quarter of 2025 were 25 basis points, unchanged from second quarter 2025 levels and up slightly from 22 basis points in the third quarter of 2024. Provision for credit losses on loans exceeded net charge-offs by $4.5 million in the third quarter of 2025, $1.4 million in the second quarter of 2025 and $2.8 million in the third quarter of 2024.

Asset Quality $ in millions	3Q25	2Q25	1Q25	4Q24	3Q24
Allowance for credit losses on loans to total loans	1.50%	1.48%	1.48%	1.38%	1.35%
Allowance for credit losses on loans to nonperforming loans	168	161	165	212	229
Nonperforming loans to total loans	0.90	0.92	0.89	0.65	0.59
Net charge-off ratio (annualized)	0.25	0.25	0.23	0.27	0.22
Net charge-off ratio YTD (annualized)	0.24	0.24	0.23	0.22	0.20
Total nonperforming loans	$153.9	$157.2	$152.3	$110.7	$101.7
Total other nonperforming assets	6.8	9.5	10.0	10.5	2.6

Total nonperforming assets	$160.7	$166.7	$162.3	$121.2	$104.3

Reserve for unfunded commitments	$25.6	$25.6	$25.6	$25.6	$25.6

Capital and Subordinated Debt

Total stockholders’ equity at the end of the third quarter was $3.4 billion, compared to $3.5 billion at the end of both the second quarter of 2025 and the third quarter of 2024. The decrease on a linked quarter basis and year-over-year basis was primarily due to a decline in undivided profits, reflecting the loss on sale of securities, offset in part by net proceeds of approximately $327 million from a common equity offering completed prior to commencement of the balance sheet repositioning. Book value per share at the end of the third quarter of 2025 was $23.18, compared to $28.17 at the end of the second quarter of 2025 and $28.11 at the end of the third quarter of 2024. Tangible book value per share1 at the end of the third quarter of 2025 was $13.45, compared to $16.97 at the end of the second quarter of 2025 and $16.78 at the end of the third quarter of 2024. The decrease in book value per share and tangible book value per share was due to the loss on the sale of investment securities.

Total stockholders’ equity as a percentage of total assets at the end of the third quarter of 2025 was 13.9 percent, compared to 13.3 percent at the end of the second quarter of 2025 and 12.9 percent at the end of the third quarter of 2024. Tangible common equity as a percentage of tangible assets1 was 8.5 percent at the end of both the third quarter of 2025 and second quarter of 2025, and 8.2 percent at the end of the third quarter of 2024. Each of the applicable regulatory capital ratios for Simmons and its principal subsidiary, Simmons Bank, continue to significantly exceed “well-capitalized” regulatory guidelines.

During the third quarter of 2025, the Company completed the offering and sale of $325 million in aggregate principal amount of its 6.25% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Notes”). The Notes were priced at par. The Company used the net proceeds from the offering, along with cash on hand, to repay in full the Company’s outstanding $330 million principal amount of its Fixed-to-Floating Rate Subordinated Notes due 2028, which was completed on October 1, 2025. Additionally, on July 31, 2025, the Company completed the redemption of the Company’s outstanding $37 million principal amount of its Fixed-to-Floating Rate Subordinated Notes due 2030.

Select Capital Ratios	3Q25	2Q25	1Q25	4Q24	3Q24
Stockholders’ equity to total assets	13.9%	13.3%	13.2%	13.1%	12.9%
Tangible common equity to tangible assets[1]	8.5	8.5	8.3	8.3	8.2
Common equity tier 1 (CET1) ratio	11.5	12.4	12.2	12.4	12.1
Tier 1 leverage ratio	9.6	10.0	9.8	9.7	9.6
Tier 1 risk-based capital ratio	11.5	12.4	12.2	12.4	12.1
Total risk-based capital ratio	15.1	14.4	14.6	14.6	14.3

Share Repurchase Program

During the third quarter of 2025, Simmons did not repurchase shares under its stock repurchase program that was authorized in January 2024 (2024 Program), which replaced its former repurchase program that was authorized in January 2022. Remaining authorization under the 2024 Program as of September 30, 2025, was approximately $175 million. The timing, pricing and amount of any repurchases under the 2024 Program will be determined by Simmons’ management at its discretion based on a variety of factors including, but not limited to, market conditions, trading volume and market price of Simmons’ common stock, Simmons’ capital needs, Simmons’ working capital and investment requirements, other corporate considerations, economic conditions, and legal requirements. The 2024 Program does not obligate Simmons to repurchase any common stock and may be modified, discontinued or suspended at any time without prior notice.

(1)	Non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below
(2)	FTE – fully taxable equivalent basis using an effective tax rate of 26.135%
(3)	In this press release, “Adjusted Earnings” may also be referred to as “Adjusted Net Income”

Conference Call

Management will conduct a live conference call to review this information beginning at 7:30 a.m. Central Time on Friday, October 17, 2025. Interested persons can listen to this call by dialing toll-free 1-844-481-2779 (North America only) and asking for the Simmons First National Corporation conference call, conference ID 10203266. In addition, the call will be available live or in recorded version on Simmons’ website at simmonsbank.com for at least 60 days following the date of the call.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company that has paid cash dividends to its shareholders for 116 consecutive years. Its principal subsidiary, Simmons Bank, operates more than 220 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. Recently, Simmons Bank was recognized by Newsweek as one of America’s Greatest Workplaces 2025 in Arkansas. In 2024, Simmons Bank was recognized by Newsweek as one of America’s Best Regional Banks 2025, by U.S. News & World Report as one of the 2024-2025 Best Companies to Work For in the South and by Forbes as one of America’s Best-In-State Banks 2024 in Tennessee and America’s Best-In-State Employers 2024 in Missouri. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on X (formerly Twitter) or by visiting our newsroom.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from net income (including on a per share diluted basis), pre-tax, pre-provision earnings, net charge-offs, income available to common shareholders, noninterest income, and noninterest expense certain income and expense items attributable to, for example, losses on sale of securities, net branch right-sizing initiatives, early retirement program, termination of vendor and software services and losses on early extinguishment of debt.

In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of deposits and/or loans acquired through acquisitions, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities, or the aforementioned two specific credit relationships. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects and certain other effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this press release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Makris’s quote, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, business strategies, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, dividends, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the adequacy of the allowance for credit losses, future economic conditions and interest rates, and the adequacy of reserve levels for loans. Any forward-looking statement speaks only as of the date of this press release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this press release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, changes in credit quality, changes in interest rates and related governmental policies, the effects of a government shutdown, changes in loan demand, changes in deposit flows, changes in real estate values, changes in the assumptions used in making the forward-looking statements, changes in the securities markets generally or the price of Simmons’ common stock specifically, changes in information technology affecting the financial industry, and changes in customer behaviors, including consumer spending, borrowing, and saving habits; changes in tariff policies; general economic and market conditions; changes in governmental administrations; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflicts between Russia and Ukraine) or other major events, or the prospect of these events; the soundness of other financial institutions and any indirect exposure related to the closings of other financial institutions and their impact on the broader market through other customers, suppliers and partners, or that the conditions which resulted in the liquidity concerns experienced by closed financial institutions may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships; increased inflation; the loss of key employees; increased competition in the markets in which the Company operates and from non-bank financial institutions; increased unemployment; labor shortages; claims, damages, and fines related to litigation or government actions; changes in accounting principles relating to loan loss recognition (current expected credit losses); fraud that results in material losses or that we have not discovered yet that may result in material losses; the Company’s ability to manage and successfully integrate its mergers and acquisitions and to fully realize cost savings and other benefits associated with acquisitions; increased delinquency and foreclosure rates on commercial real estate loans; significant increases in nonaccrual loan balances; cyber or other information technology threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those projected in or contemplated by the forward-looking statements. In addition, there can be no guarantee that the board of directors (Board) of Simmons will approve a quarterly dividend in future quarters, and the timing, payment, and amount of future dividends (if any) is subject to, among other things, the discretion of the Board and may differ significantly from past dividends. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2024, the Company’s Form 10-Q for the quarter ended June 30, 2025, and other reports that the Company has filed with or furnished to the U.S. Securities and Exchange Commission (the SEC), all of which are available from the SEC on its website, www.sec.gov.

FOR MORE INFORMATION CONTACT:

Ed Bilek, EVP, Director of Investor and Media Relations

ed.bilek@simmonsbank.com or 205.612.3378 (cell)

Simmons First National Corporation	SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
($ in thousands)
ASSETS
Cash and noninterest bearing balances due from banks	$377,604	$398,081	$423,171	$429,705	$398,321
Interest bearing balances due from banks and federal funds sold	266,013	246,381	211,115	257,672	205,081

Cash and cash equivalents	643,617	644,462	634,286	687,377	603,402
Interest bearing balances due from banks - time	100	100	100	100	100
Investment securities - held-to-maturity	—	3,591,531	3,615,556	3,636,636	3,658,700
Investment securities - available-for-sale	3,319,277	2,405,320	2,491,849	2,529,426	2,691,094
Mortgage loans held for sale	15,507	16,972	8,351	11,417	8,270
Assets held in trading accounts	12,695	—	—	—	—
Loans:
Loans	17,188,817	17,111,096	17,094,078	17,005,937	17,336,040
Allowance for credit losses on loans	(258,006)	(253,537)	(252,168)	(235,019)	(233,223)

Net loans	16,930,811	16,857,559	16,841,910	16,770,918	17,102,817
Premises and equipment	568,343	573,160	573,616	585,431	584,366
Foreclosed assets and other real estate owned	6,386	8,794	8,976	9,270	1,299
Interest receivable	104,383	120,443	117,398	123,243	125,700
Bank owned life insurance	539,372	535,481	535,324	531,805	508,781
Goodwill	1,320,799	1,320,799	1,320,799	1,320,799	1,320,799
Other intangible assets	87,520	90,617	93,714	97,242	101,093
Other assets	659,352	528,382	551,112	572,385	562,983

Total assets	$24,208,162	$26,693,620	$26,792,991	$26,876,049	$27,269,404

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing transaction accounts	$4,377,232	$4,468,237	$4,455,255	$4,460,517	$4,521,715
Interest bearing transaction accounts and savings deposits	10,932,914	11,176,791	11,265,554	10,982,022	10,863,945
Time deposits	4,527,587	6,179,962	5,963,811	6,443,211	6,549,774

Total deposits	19,837,733	21,824,990	21,684,620	21,885,750	21,935,434
Federal funds purchased and securities sold under agreements to repurchase	22,348	31,306	50,133	37,109	51,071
Other borrowings	18,832	634,349	884,863	745,372	1,045,878
Subordinated notes and debentures	651,250	366,369	366,331	366,293	366,255
Accrued interest and other liabilities	324,036	287,396	275,559	312,653	341,933

Total liabilities	20,854,199	23,144,410	23,261,506	23,347,177	23,740,571

Stockholders’ equity:
Common stock	1,447	1,260	1,259	1,257	1,256
Surplus	2,848,977	2,518,286	2,515,372	2,511,590	2,508,438
Undivided profits	817,022	1,410,564	1,382,564	1,376,935	1,355,000
Accumulated other comprehensive (loss) income	(313,483)	(380,900)	(367,710)	(360,910)	(335,861)

Total stockholders’ equity	3,353,963	3,549,210	3,531,485	3,528,872	3,528,833

Total liabilities and stockholders’ equity	$24,208,162	$26,693,620	$26,792,991	$26,876,049	$27,269,404

Simmons First National Corporation	SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$269,210	$265,373	$257,755	$272,727	$277,939
Interest bearing balances due from banks and federal funds sold	6,421	2,531	2,703	2,913	2,921
Investment securities	37,464	46,898	47,257	50,162	53,220
Mortgage loans held for sale	229	221	122	180	209
Assets held in trading accounts	99	—	—	—	—

TOTAL INTEREST INCOME	313,423	315,023	307,837	325,982	334,289

INTEREST EXPENSE
Time deposits	49,064	57,231	62,559	70,661	73,937
Other deposits	67,546	69,108	67,895	72,369	78,307
Federal funds purchased and securities sold under agreements to repurchase	72	59	113	119	138
Other borrowings	2,957	10,613	7,714	11,386	17,067
Subordinated notes and debentures	7,123	6,188	6,134	6,505	7,128

TOTAL INTEREST EXPENSE	126,762	143,199	144,415	161,040	176,577

NET INTEREST INCOME	186,661	171,824	163,422	164,942	157,712

PROVISION FOR CREDIT LOSSES
Provision for credit losses on loans	15,180	11,945	26,797	13,332	12,148

TOTAL PROVISION FOR CREDIT LOSSES	11,966	11,945	26,797	13,332	12,148

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	174,695	159,879	136,625	151,610	145,564

NONINTEREST INCOME
Service charges on deposit accounts	13,045	12,588	12,635	12,978	12,713
Debit and credit card fees	8,478	8,567	8,446	8,323	8,144
Wealth management fees	9,965	9,464	9,629	9,658	9,098
Mortgage lending income	2,259	1,687	2,013	1,828	1,956
Bank owned life insurance income	3,943	3,890	4,092	3,780	3,757
Other service charges and fees (includes insurance income)	1,474	1,321	1,333	1,426	1,509
Gain (loss) on sale of securities	(801,492)	—	—	—	(28,393)
Other income	6,141	4,837	8,007	5,565	8,346

TOTAL NONINTEREST INCOME	(756,187)	42,354	46,155	43,558	17,130

NONINTEREST EXPENSE
Salaries and employee benefits	76,249	73,862	74,824	71,588	69,167
Occupancy expense, net	12,106	11,844	12,651	11,876	12,216
Furniture and equipment expense	5,275	5,474	5,465	5,671	5,612
Other real estate and foreclosure expense	200	216	198	317	87
Deposit insurance	5,175	4,917	5,391	5,550	5,571
Other operating expenses	43,027	42,276	46,051	46,115	44,540

TOTAL NONINTEREST EXPENSE	142,032	138,589	144,580	141,117	137,193

NET INCOME (LOSS) BEFORE INCOME TAXES	(723,524)	63,644	38,200	54,051	25,501
Provision for income taxes	(160,732)	8,871	5,812	5,732	761

NET INCOME (LOSS)	$(562,792)	$54,773	$32,388	$48,319	$24,740

BASIC EARNINGS PER SHARE	$(4.01)	$0.43	$0.26	$0.38	$0.20

DILUTED EARNINGS PER SHARE	$(4.00)	$0.43	$0.26	$0.38	$0.20

Simmons First National Corporation	SFNC
Consolidated Risk-Based Capital
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
($ in thousands)
Tier 1 capital
Stockholders’ equity	$3,353,963	$3,549,210	$3,531,485	$3,528,872	$3,528,833
CECL transition provision (1)	—	—	—	30,873	30,873
Disallowed intangible assets, net of deferred tax	(1,376,255)	(1,379,104)	(1,381,953)	(1,385,128)	(1,388,549)
Unrealized loss (gain) on AFS securities	313,483	380,900	367,710	360,910	335,861

Total Tier 1 capital	2,291,191	2,551,006	2,517,242	2,535,527	2,507,018

Tier 2 capital
Subordinated notes and debentures	651,250	366,369	366,331	366,293	366,255
Subordinated debt phase out	(198,000)	(198,000)	(132,000)	(132,000)	(132,000)
Qualifying allowance for loan losses and reserve for unfunded commitments	248,710	258,079	257,769	222,313	220,517

Total Tier 2 capital	701,960	426,448	492,100	456,606	454,772

Total risk-based capital	$2,993,151	$2,977,454	$3,009,342	$2,992,133	$2,961,790

Risk weighted assets	$19,861,879	$20,646,324	$20,621,540	$20,473,960	$20,790,941

Adjusted average assets for leverage ratio	$23,963,356	$25,606,135	$25,619,424	$26,037,459	$26,198,178

Ratios at end of quarter
Equity to assets	13.85%	13.30%	13.18%	13.13%	12.94%
Tangible common equity to tangible assets (2)	8.53%	8.46%	8.34%	8.29%	8.15%
Common equity Tier 1 ratio (CET1)	11.54%	12.36%	12.21%	12.38%	12.06%
Tier 1 leverage ratio	9.56%	9.96%	9.83%	9.74%	9.57%
Tier 1 risk-based capital ratio	11.54%	12.36%	12.21%	12.38%	12.06%
Total risk-based capital ratio	15.07%	14.42%	14.59%	14.61%	14.25%

(1)	The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.
(2)	Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation	SFNC
Consolidated Investment Securities
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$—	$457,228	$456,545	$455,869	$455,179
Mortgage-backed securities	—	1,024,313	1,048,170	1,070,032	1,093,070
State and political subdivisions	—	1,855,614	1,856,905	1,857,177	1,857,283
Other securities	—	254,376	253,936	253,558	253,168

Total held-to-maturity (net of credit losses)	—	3,591,531	3,615,556	3,636,636	3,658,700

Available-for-Sale
U.S. Treasury	$—	$400	$699	$996	$1,290
U.S. Government agencies	48,355	49,498	52,318	54,547	58,397
Mortgage-backed securities	2,249,593	1,349,991	1,380,913	1,392,759	1,510,402
State and political subdivisions	845,371	807,842	832,898	858,182	898,178
Other securities	175,958	197,589	225,021	222,942	222,827

Total available-for-sale (net of credit losses)	3,319,277	2,405,320	2,491,849	2,529,426	2,691,094

Total investment securities (net of credit losses)	$3,319,277	$5,996,851	$6,107,405	$6,166,062	$6,349,794

Fair value - HTM investment securities	$—	$2,891,974	$2,929,625	$2,949,951	$3,109,610

Simmons First National Corporation	SFNC
Consolidated Loans
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
($ in thousands)
Loan Portfolio - End of Period
Consumer:
Credit cards	$173,020	$176,166	$179,680	$181,675	$177,696
Other consumer	112,335	123,831	97,198	127,319	113,896

Total consumer	285,355	299,997	276,878	308,994	291,592
Real Estate:
Construction	2,874,823	2,784,578	2,778,245	2,789,249	2,796,378
Single-family residential	2,617,849	2,625,717	2,647,451	2,689,946	2,724,648
Other commercial real estate	7,875,649	7,961,412	8,051,304	7,912,336	7,992,437

Total real estate	13,368,321	13,371,707	13,477,000	13,391,531	13,513,463
Commercial:
Commercial	2,397,388	2,440,507	2,372,681	2,434,175	2,467,384
Agricultural	353,181	333,078	264,469	261,154	314,340

Total commercial	2,750,569	2,773,585	2,637,150	2,695,329	2,781,724
Other	784,572	665,807	703,050	610,083	749,261

Total loans	$17,188,817	$17,111,096	$17,094,078	$17,005,937	$17,336,040

Simmons First National Corporation	SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance	$253,537	$252,168	$235,019	$233,223	$230,389
Loans charged off:
Credit cards	1,862	1,702	1,460	1,629	1,744
Other consumer	600	351	1,133	505	524
Real estate	1,350	1,450	4,425	3,810	159
Commercial	8,079	8,257	4,243	6,796	8,235

Total loans charged off	11,891	11,760	11,261	12,740	10,662
Recoveries of loans previously charged off:
Credit cards	257	334	211	391	231
Other consumer	303	294	306	279	275
Real estate	115	87	99	275	403
Commercial	505	469	997	259	439

Total recoveries	1,180	1,184	1,613	1,204	1,348

Net loans charged off	10,711	10,576	9,648	11,536	9,314
Provision for credit losses on loans	15,180	11,945	26,797	13,332	12,148

Balance, end of quarter	$258,006	$253,537	$252,168	$235,019	$233,223

Nonperforming assets
Nonperforming loans:
Nonaccrual loans	$153,516	$156,453	$151,897	$110,154	$100,865
Loans past due 90 days or more	423	709	494	603	830

Total nonperforming loans	153,939	157,162	152,391	110,757	101,695

Other nonperforming assets:
Foreclosed assets and other real estate owned	6,386	8,794	8,976	9,270	1,299
Other nonperforming assets	392	759	978	1,202	1,311

Total other nonperforming assets	6,778	9,553	9,954	10,472	2,610

Total nonperforming assets	$160,717	$166,715	$162,345	$121,229	$104,305

Ratios
Allowance for credit losses on loans to total loans	1.50%	1.48%	1.48%	1.38%	1.35%
Allowance for credit losses to nonperforming loans	168%	161%	165%	212%	229%
Nonperforming loans to total loans	0.90%	0.92%	0.89%	0.65%	0.59%
Nonperforming assets to total assets	0.66%	0.62%	0.61%	0.45%	0.38%
Annualized net charge offs to average loans (QTD)	0.25%	0.25%	0.23%	0.27%	0.22%
Annualized net charge offs to average loans (YTD)	0.24%	0.24%	0.23%	0.22%	0.20%
Annualized net credit card charge offs to average credit card loans (QTD)	3.64%	2.99%	2.72%	2.63%	3.23%

Simmons First National Corporation	SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)

	Three Months Ended Sep 2025			Three Months Ended Jun 2025			Three Months Ended Sep 2024
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks and federal funds sold	$566,344	$6,421	4.50%	$219,928	$2,531	4.62%	$204,505	$2,921	5.68%
Investment securities - taxable	2,751,493	29,183	4.21%	3,483,805	31,233	3.60%	3,826,934	37,473	3.90%
Investment securities - non-taxable (FTE)	1,242,936	11,210	3.58%	2,564,037	21,210	3.32%	2,617,532	21,318	3.24%
Mortgage loans held for sale	13,776	229	6.60%	13,063	221	6.79%	12,425	209	6.69%
Assets held in trading accounts	11,305	99	3.47%	—	—	0.00%	—	—	0.00%
Other loans held for sale	—	—	0.00%	—	—	0.00%	—	—	0.00%
Loans—including fees (FTE)	16,976,231	270,092	6.31%	17,046,802	266,250	6.26%	17,208,162	278,766	6.44%

Total interest earning assets (FTE)	21,562,085	317,234	5.84%	23,327,635	321,445	5.53%	23,869,558	340,687	5.68%
Non-earning assets	3,352,837			3,317,496			3,346,882

Total assets	$24,914,922			$26,645,131			$27,216,440

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$11,043,132	$67,546	2.43%	$11,220,060	$69,108	2.47%	$10,826,514	$78,307	2.88%
Time deposits	5,116,070	49,064	3.80%	5,820,499	57,231	3.94%	6,355,801	73,937	4.63%

Total interest bearing deposits	16,159,202	116,610	2.86%	17,040,559	126,339	2.97%	17,182,315	152,244	3.52%
Federal funds purchased and securities sold under agreement to repurchase	23,306	72	1.23%	32,565	59	0.73%	51,830	138	1.06%
Other borrowings	268,278	2,957	4.37%	960,817	10,613	4.43%	1,252,435	17,067	5.42%
Subordinated notes and debentures	407,922	7,123	6.93%	366,350	6,188	6.77%	366,236	7,128	7.74%

Total interest bearing liabilities	16,858,708	126,762	2.98%	18,400,291	143,199	3.12%	18,852,816	176,577	3.73%

Noninterest bearing liabilities:
Noninterest bearing deposits	4,369,941			4,390,454			4,535,105
Other liabilities	317,965			308,223			323,378

Total liabilities	21,546,614			23,098,968			23,711,299
Stockholders’ equity	3,368,308			3,546,163			3,505,141

Total liabilities and stockholders’ equity	$24,914,922			$26,645,131			$27,216,440

Net interest income (FTE)		$190,472			$178,246			$164,110

Net interest spread (FTE)			2.86%			2.41%			1.95%

Net interest margin (FTE)			3.50%			3.06%			2.74%

Simmons First National Corporation	SFNC
Consolidated - Selected Financial Data
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - As Reported
Net Income (loss)	$(562,792)	$54,773	$32,388	$48,319	$24,740
Diluted earnings per share	(4.00)	0.43	0.26	0.38	0.20
Return on average assets	-8.96%	0.82%	0.49%	0.71%	0.36%
Return on average common equity	-66.29%	6.20%	3.69%	5.43%	2.81%
Return on tangible common equity (non-GAAP) (1)	-113.56%	10.73%	6.61%	9.59%	5.27%
Net interest margin (FTE)	3.50%	3.06%	2.95%	2.87%	2.74%
Efficiency ratio (2)	-25.11%	62.82%	66.94%	65.66%	75.70%
FTE adjustment	3,811	6,422	6,414	6,424	6,398
Average diluted shares outstanding	140,648,704	126,406,453	126,336,557	126,232,084	125,999,269
Cash dividends declared per common share	0.213	0.213	0.213	0.210	0.210
Accretable yield on acquired loans	725	1,263	1,084	1,863	1,496
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$64,930	$56,071	$33,122	$49,634	$46,005
Adjusted diluted earnings per share	0.46	0.44	0.26	0.39	0.37
Adjusted return on average assets	1.03%	0.84%	0.50%	0.73%	0.67%
Adjusted return on average common equity	7.65%	6.34%	3.77%	5.57%	5.22%
Adjusted return on tangible common equity	13.62%	10.97%	6.75%	9.83%	9.34%
Adjusted efficiency ratio (2)	57.72%	60.52%	64.75%	62.89%	63.38%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income (loss)	$(475,631)	$87,161	$32,388	$152,693	$104,374
Diluted earnings per share	(3.63)	0.69	0.26	1.21	0.83
Return on average assets	-2.44%	0.66%	0.49%	0.56%	0.51%
Return on average common equity	-18.21%	4.94%	3.69%	4.38%	4.02%
Return on tangible common equity (non-GAAP) (1)	-30.13%	8.67%	6.61%	7.96%	7.39%
Net interest margin (FTE)	3.17%	3.01%	2.95%	2.74%	2.70%
Efficiency ratio (2)	-329.30%	64.86%	66.94%	69.57%	71.00%
FTE adjustment	16,647	12,836	6,414	25,820	19,396
Average diluted shares outstanding	131,132,891	126,325,650	126,336,557	126,115,606	125,910,260
Cash dividends declared per common share	0.638	0.425	0.213	0.840	0.630
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$154,123	$89,193	$33,122	$177,887	$128,253
Adjusted diluted earnings per share	1.18	0.71	0.26	1.41	1.02
Adjusted return on average assets	0.79%	0.67%	0.50%	0.65%	0.63%
Adjusted return on average common equity	5.90%	5.06%	3.77%	5.10%	4.94%
Adjusted return on tangible common equity	10.37%	8.86%	6.75%	9.18%	8.96%
Adjusted efficiency ratio (2)	60.90%	62.62%	64.75%	64.56%	65.14%
END OF PERIOD
Book value per share	$23.18	$28.17	$28.04	$28.08	$28.11
Tangible book value per share	13.45	16.97	16.81	16.80	16.78
Shares outstanding	144,703,075	125,996,248	125,926,822	125,651,540	125,554,598
Full-time equivalent employees	2,883	2,947	2,949	2,946	2,972
Total number of financial centers	223	223	222	222	234

(1)	Non-GAAP measurement that management believes aids in the understanding and discussion of results. Reconciliations to GAAP are included in the schedules accompanying this release.
(2)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
(in thousands, except per share data)
QUARTER-TO-DATE
Net income (loss)	$(562,792)	$54,773	$32,388	$48,319	$24,740
Certain items (non-GAAP)
Loss on early extinguishment of debt	570	—	—	—	—
Early retirement program	305	1,594	—	200	(1)
Termination of vendor and software services	—	—	—	—	(13)
Loss (gain) on sale of securities	801,492	—	—	—	28,393
Branch right sizing (net)	2,004	163	994	1,581	410
Tax effect of certain items (1)	(176,649)	(459)	(260)	(466)	(7,524)

Certain items, net of tax	627,722	1,298	734	1,315	21,265

Adjusted earnings (non-GAAP) (2)	$64,930	$56,071	$33,122	$49,634	$46,005

Diluted earnings per share	$(4.00)	$0.43	$0.26	$0.38	$0.20
Certain items (non-GAAP)
Loss on early extinguishment of debt	—	—	—	—	—
Early retirement program	—	0.01	—	—	—
Termination of vendor and software services	—	—	—	—	—
Loss (gain) on sale of securities	5.70	—	—	—	0.23
Branch right sizing (net)	0.01	—	—	0.01	—
Tax effect of certain items (1)	(1.25)	—	—	—	(0.06)

Certain items, net of tax	4.46	0.01	—	0.01	0.17

Adjusted diluted earnings per share (non-GAAP)	$0.46	$0.44	$0.26	$0.39	$0.37

(1)	Actual tax rate of 21.946% on 2025 loss on sale of securities. Effective rate of 26.135% on all other items.
(2)	In this press release, “Adjusted Earnings” may also be referred to as “Adjusted Net Income.”

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

QUARTER-TO-DATE
Noninterest income	$(756,187)	$42,354	$46,155	$43,558	$17,130
Certain noninterest income items
Loss on early extinguishment of debt	570	—	—	—	—
Loss (gain) on sale of securities	801,492	—	—	—	28,393

Adjusted noninterest income (non-GAAP)	$45,875	$42,354	$46,155	$43,558	$45,523

Other income	$6,141	$4,837	$8,007	$5,565	$8,346
Certain other income items
Loss on early extinguishment of debt	570	—	—	—	—

Adjusted other income (non-GAAP)	$6,711	$4,837	$8,007	$5,565	$8,346

Noninterest expense	$142,032	$138,589	$144,580	$141,117	$137,193
Certain noninterest expense items
Early retirement program	(305)	(1,594)	—	(200)	1
Termination of vendor and software services	—	—	—	—	13
Branch right sizing expense	(2,004)	(163)	(994)	(1,581)	(410)

Adjusted noninterest expense (non-GAAP)	139,723	136,832	143,586	139,336	136,797
Less: Fraud event	—	—	(4,300)	—	—

Adjusted noninterest expense, excluding fraud event (non-GAAP)	$139,723	$136,832	$139,286	$139,336	$136,797

Salaries and employee benefits	$76,249	$73,862	$74,824	$71,588	$69,167
Certain salaries and employee benefits items
Early retirement program	(305)	(1,594)	—	(200)	1
Other	(1)	1	—	—	(1)

Adjusted salaries and employee benefits (non-GAAP)	$75,943	$72,269	$74,824	$71,388	$69,167

Other operating expenses	$43,027	$42,276	$46,051	$46,115	$44,540
Certain other operating expenses items
Termination of vendor and software services	—	—	—	—	13
Branch right sizing expense	(1,556)	255	(161)	(1,457)	(184)

Adjusted other operating expenses (non-GAAP)	$41,471	$42,531	$45,890	$44,658	$44,369

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Year-to-Date
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
(in thousands, except per share data)
YEAR-TO-DATE
Net income (loss)	$(475,631)	$87,161	$32,388	$152,693	$104,374
Certain items (non-GAAP)
Loss on early extinguishment of debt	570	—	—	—	—
FDIC Deposit Insurance special assessment	—	—	—	1,832	1,832
Early retirement program	1,899	1,594	—	536	336
Termination of vendor and software services	—	—	—	602	602
Loss (gain) on sale of securities	801,492	—	—	28,393	28,393
Branch right sizing (net)	3,161	1,157	994	2,746	1,165
Tax effect of certain items (1)	(177,368)	(719)	(260)	(8,915)	(8,449)

Certain items, net of tax	629,754	2,032	734	25,194	23,879

Adjusted earnings (non-GAAP) (2)	$154,123	$89,193	$33,122	$177,887	$128,253

Diluted earnings per share	$(3.63)	$0.69	$0.26	$1.21	$0.83
Certain items (non-GAAP)
Loss on early extinguishment of debt	—	—	—	—	—
FDIC Deposit Insurance special assessment	—	—	—	0.02	0.02
Early retirement program	0.02	0.01	—	—	—
Termination of vendor and software services	—	—	—	—	—
Loss (gain) on sale of securities	6.11	—	—	0.23	0.23
Branch right sizing (net)	0.02	0.01	—	0.02	0.01
Tax effect of certain items (1)	(1.34)	—	—	(0.07)	(0.07)

Certain items, net of tax	4.81	0.02	—	0.20	0.19

Adjusted diluted earnings per share (non-GAAP)	$1.18	$0.71	$0.26	$1.41	$1.02

(1)	Actual tax rate of 21.946% on 2025 loss on sale of securities. Effective rate of 26.135% on all other items.
(2)	In this press release, “Adjusted Earnings” may also be referred to as “Adjusted Net Income.”

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

YEAR-TO-DATE
Noninterest income	$(667,678)	$88,509	$46,155	$147,171	$103,613
Certain noninterest income items
Loss on early extinguishment of debt	570	—	—	—	—
Loss (gain) on sale of securities	801,492	—	—	28,393	28,393

Adjusted noninterest income (non-GAAP)	$134,384	$88,509	$46,155	$175,564	$132,006

Other income	$18,985	$12,844	$8,007	$27,493	$21,928
Certain other income items
Loss on early extinguishment of debt	570	—	—	—	—

Adjusted other income (non-GAAP)	$19,555	$12,844	$8,007	$27,493	$21,928

Noninterest expense	$425,201	$283,169	$144,580	$557,543	$416,426
Certain noninterest expense items
Early retirement program	(1,899)	(1,594)	—	(536)	(336)
FDIC Deposit Insurance special assessment	—	—	—	(1,832)	(1,832)
Termination of vendor and software services	—	—	—	(602)	(602)
Branch right sizing expense	(3,161)	(1,157)	(994)	(2,746)	(1,165)

Adjusted noninterest expense (non-GAAP)	420,141	280,418	143,586	551,827	412,491
Less: Fraud event	(4,300)	(4,300)	(4,300)	—	—

Adjusted noninterest expense, excluding fraud event (non-GAAP)	$415,841	$276,118	$139,286	$551,827	$412,491

Salaries and employee benefits	$224,935	$148,686	$74,824	$284,124	$212,536
Certain salaries and employee benefits items
Early retirement program	(1,899)	(1,594)	—	(536)	(336)
Other	—	1	—	—	—

Adjusted salaries and employee benefits (non-GAAP)	$223,036	$147,093	$74,824	$283,588	$212,200

Other operating expenses	$131,354	$88,327	$46,051	$178,520	$132,405
Certain other operating expenses items
Termination of vendor and software services	—	—	—	(602)	(602)
Branch right sizing expense	(1,462)	94	(161)	(2,116)	(659)

Adjusted other operating expenses (non-GAAP)	$129,892	$88,421	$45,890	$175,802	$131,144

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
($ in thousands, except per share data)
Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$3,353,963	$3,549,210	$3,531,485	$3,528,872	$3,528,833
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(87,520)	(90,617)	(93,714)	(97,242)	(101,093)

Total intangibles	(1,408,319)	(1,411,416)	(1,414,513)	(1,418,041)	(1,421,892)

Tangible common stockholders’ equity	$1,945,644	$2,137,794	$2,116,972	$2,110,831	$2,106,941

Total assets	$24,208,162	$26,693,620	$26,792,991	$26,876,049	$27,269,404
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(87,520)	(90,617)	(93,714)	(97,242)	(101,093)

Total intangibles	(1,408,319)	(1,411,416)	(1,414,513)	(1,418,041)	(1,421,892)

Tangible assets	$22,799,843	$25,282,204	$25,378,478	$25,458,008	$25,847,512

Ratio of common equity to assets	13.85%	13.30%	13.18%	13.13%	12.94%

Ratio of tangible common equity to tangible assets	8.53%	8.46%	8.34%	8.29%	8.15%

Calculation of Tangible Book Value per Share
Total common stockholders’ equity	$3,353,963	$3,549,210	$3,531,485	$3,528,872	$3,528,833
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(87,520)	(90,617)	(93,714)	(97,242)	(101,093)

Total intangibles	(1,408,319)	(1,411,416)	(1,414,513)	(1,418,041)	(1,421,892)

Tangible common stockholders’ equity	$1,945,644	$2,137,794	$2,116,972	$2,110,831	$2,106,941

Shares of common stock outstanding	144,703,075	125,996,248	125,926,822	125,651,540	125,554,598

Book value per common share	$23.18	$28.17	$28.04	$28.08	$28.11

Tangible book value per common share	$13.45	$16.97	$16.81	$16.80	$16.78

Calculation of Coverage Ratio of Uninsured, Non-Collateralized Deposits
Uninsured deposits at Simmons Bank	$9,565,766	$8,407,847	$8,614,833	$8,467,291	$8,355,496
Less: Collateralized deposits (excluding portion that is FDIC insured)	2,169,362	2,691,215	3,005,328	2,790,339	2,710,167
Less: Intercompany eliminations	2,937,147	1,121,932	1,073,500	1,045,734	986,626

Total uninsured, non-collateralized deposits	$4,459,257	$4,594,700	$4,536,005	$4,631,218	$4,658,703

FHLB borrowing availability	$6,134,000	$5,133,000	$4,432,000	$4,716,000	$4,955,000
Unpledged securities	1,575,000	3,697,000	4,197,000	4,103,000	4,110,000
Fed funds lines, Fed discount window and Bank Term Funding Program (1)	1,824,000	1,894,000	1,780,000	2,081,000	2,109,000

Additional liquidity sources	$9,533,000	$10,724,000	$10,409,000	$10,900,000	$11,174,000

Uninsured, non-collateralized deposit coverage ratio	2.1	2.3	2.3	2.4	2.4

(1) The Bank Term Funding Program closed for new loans on March 11, 2024. At no time did Simmons borrow funds under this program.
Calculation of Net Charge Off Ratio
Net charge offs	$10,711	$10,576	$9,648	$11,536	$9,314
Less: Net charge offs from run-off portfolio (1)	500	1,100	1,900	2,500	3,500

Net charge offs excluding run-off portfolio	$10,211	$9,476	$7,748	$9,036	$5,814

Average total loans	$16,976,231	$17,046,802	$16,920,050	$17,212,034	$17,208,162

Annualized net charge offs to average loans (NCO ratio)	0.25%	0.25%	0.23%	0.27%	0.22%

NCO ratio, excluding net charge offs associated with run-off portfolio (annualized)	0.24%	0.22%	0.19%	0.21%	0.13%

(1)	Run-off portfolio consists of asset based lending and small equipment finance portfolios obtained in acquisitions.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
($ in thousands)
Calculation of Adjusted Return on Average Assets
Net income (loss)	$(562,792)	$54,773	$32,388	$48,319	$24,740
Certain items (non-GAAP)
Loss on early extinguishment of debt	570	—	—	—	—
Early retirement program	305	1,594	—	200	(1)
Termination of vendor and software services	—	—	—	—	(13)
Loss (gain) on sale of securities	801,492	—	—	—	28,393
Branch right sizing (net)	2,004	163	994	1,581	410
Tax effect of certain items (2)	(176,649)	(459)	(260)	(466)	(7,524)

Adjusted earnings (non-GAAP)	$64,930	$56,071	$33,122	$49,634	$46,005

Average total assets	$24,914,922	$26,645,131	$26,678,628	$27,078,943	$27,216,440

Return on average assets	-8.96%	0.82%	0.49%	0.71%	0.36%

Adjusted return on average assets (non-GAAP)	1.03%	0.84%	0.50%	0.73%	0.67%

Calculation of Return on Tangible Common Equity
Net income (loss) available to common stockholders	$(562,792)	$54,773	$32,388	$48,319	$24,740
Amortization of intangibles, net of taxes	2,287	2,289	2,605	2,843	2,845

Total income available to common stockholders	$(560,505)	$57,062	$34,993	$51,162	$27,585

Certain items (non-GAAP)
Loss on early extinguishment of debt	570	—	—	—	—
Early retirement program	305	1,594	—	200	(1)
Termination of vendor and software services	—	—	—	—	(13)
Loss (gain) on sale of securities	801,492	—	—	—	28,393
Branch right sizing (net)	2,004	163	994	1,581	410
Tax effect of certain items (2)	(176,649)	(459)	(260)	(466)	(7,524)

Adjusted earnings (non-GAAP)	64,930	56,071	33,122	49,634	46,005
Amortization of intangibles, net of taxes	2,287	2,289	2,605	2,843	2,845

Total adjusted earnings available to common stockholders (non-GAAP)	$67,217	$58,360	$35,727	$52,477	$48,850

Average common stockholders’ equity	$3,368,308	$3,546,163	$3,564,469	$3,543,146	$3,505,141
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangibles	(89,349)	(92,432)	(95,787)	(99,405)	(103,438)

Total average intangibles	(1,410,148)	(1,413,231)	(1,416,586)	(1,420,204)	(1,424,237)

Average tangible common stockholders’ equity (non-GAAP)	$1,958,160	$2,132,932	$2,147,883	$2,122,942	$2,080,904

Return on average common equity	-66.29%	6.20%	3.69%	5.43%	2.81%

Return on tangible common equity	-113.56%	10.73%	6.61%	9.59%	5.27%

Adjusted return on average common equity (non-GAAP)	7.65%	6.34%	3.77%	5.57%	5.22%

Adjusted return on tangible common equity (non-GAAP)	13.62%	10.97%	6.75%	9.83%	9.34%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$142,032	$138,589	$144,580	$141,117	$137,193
Certain noninterest expense items (non-GAAP)
Early retirement program	(305)	(1,594)	—	(200)	1
Termination of vendor and software services	—	—	—	—	13
Branch right sizing expense	(2,004)	(163)	(994)	(1,581)	(410)
Other real estate and foreclosure expense adjustment	(200)	(216)	(198)	(317)	(87)
Amortization of intangibles adjustment	(3,097)	(3,098)	(3,527)	(3,850)	(3,851)

Adjusted efficiency ratio numerator	$136,426	$133,518	$139,861	$135,169	$132,859

Net interest income	$186,661	$171,824	$163,422	$164,942	$157,712
Noninterest income	(756,187)	42,354	46,155	43,558	17,130
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	3,811	6,422	6,414	6,424	6,398

Efficiency ratio denominator	(565,715)	220,600	215,991	214,924	181,240
Certain noninterest income items (non-GAAP)
Loss on early extinguishment of debt	570	—	—	—	—
(Gain) loss on sale of securities	801,492	—	—	—	28,393

Adjusted efficiency ratio denominator	$236,347	$220,600	$215,991	$214,924	$209,633

Efficiency ratio (1)	-25.11%	62.82%	66.94%	65.66%	75.70%

Adjusted efficiency ratio (non-GAAP) (1)	57.72%	60.52%	64.75%	62.89%	63.38%

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Actual tax rate of 21.946% on 2025 loss on sale of securities. Effective rate of 26.135% on all other items.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
($ in thousands)
Calculation of Total Revenue and Adjusted Total Revenue
Net interest income	$186,661	$171,824	$163,422	$164,942	$157,712
Noninterest income	(756,187)	42,354	46,155	43,558	17,130

Total revenue	(569,526)	214,178	209,577	208,500	174,842
Certain items, pre-tax (non-GAAP)
Plus: Loss on early extinguishment of debt	570	—	—	—	—
Less: Gain (loss) on sale of securities	(801,492)	—	—	—	(28,393)

Adjusted total revenue	$232,536	$214,178	$209,577	$208,500	$203,235

Calculation of Pre-Provision Net Revenue (PPNR)
Net interest income	$186,661	$171,824	$163,422	$164,942	$157,712
Noninterest income	(756,187)	42,354	46,155	43,558	17,130

Total revenue	(569,526)	214,178	209,577	208,500	174,842
Less: Noninterest expense	142,032	138,589	144,580	141,117	137,193

Pre-Provision Net Revenue (PPNR)	$(711,558)	$75,589	$64,997	$67,383	$37,649

Calculation of Adjusted Pre-Provision Net Revenue
Pre-Provision Net Revenue (PPNR)	$(711,558)	$75,589	$64,997	$67,383	$37,649
Certain items, pre-tax (non-GAAP)
Plus: Loss on early extinguishment of debt	570	—	—	—	—
Plus: Loss (gain) on sale of securities	801,492	—	—	—	28,393
Plus: Early retirement program costs	305	1,594	—	200	(1)
Plus: Termination of vendor and software services	—	—	—	—	(13)
Plus: Branch right sizing costs (net)	2,004	163	994	1,581	410

Adjusted Pre-Provision Net Revenue	$92,813	$77,346	$65,991	$69,164	$66,438

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
($ in thousands)
Calculation of Adjusted Return on Average Assets
Net income (loss)	$(475,631)	$87,161	$32,388	$152,693	$104,374
Certain items (non-GAAP)
Loss on early extinguishment of debt	570	—	—	—	—
FDIC Deposit Insurance special assessment	—	—	—	1,832	1,832
Early retirement program	1,899	1,594	—	536	336
Termination of vendor and software services	—	—	—	602	602
Loss (gain) on sale of securities	801,492	—	—	28,393	28,393
Branch right sizing (net)	3,161	1,157	994	2,746	1,165
Tax effect of certain items (2)	(177,368)	(719)	(260)	(8,915)	(8,449)

Adjusted earnings (non-GAAP)	$154,123	$89,193	$33,122	$177,887	$128,253

Average total assets	$26,073,100	$26,661,787	$26,678,628	$27,214,647	$27,260,212

Return on average assets	-2.44%	0.66%	0.49%	0.56%	0.51%

Adjusted return on average assets (non-GAAP)	0.79%	0.67%	0.50%	0.65%	0.63%

Calculation of Return on Tangible Common Equity
Net income (loss) available to common stockholders	$(475,631)	$87,161	$32,388	$152,693	$104,374
Amortization of intangibles, net of taxes	7,181	4,894	2,605	11,377	8,534

Total income available to common stockholders	$(468,450)	$92,055	$34,993	$164,070	$112,908

Certain items (non-GAAP)
Loss on early extinguishment of debt	570	—	—	—	—
FDIC Deposit Insurance special assessment	—	—	—	1,832	1,832
Early retirement program	1,899	1,594	—	536	336
Termination of vendor and software services	—	—	—	602	602
Loss (gain) on sale of securities	801,492	—	—	28,393	28,393
Branch right sizing (net)	3,161	1,157	994	2,746	1,165
Tax effect of certain items (2)	(177,368)	(719)	(260)	(8,915)	(8,449)

Adjusted earnings (non-GAAP)	154,123	89,193	33,122	177,887	128,253
Amortization of intangibles, net of taxes	7,181	4,894	2,605	11,377	8,534

Total adjusted earnings available to common stockholders (non-GAAP)	$161,304	$94,087	$35,727	$189,264	$136,787

Average common stockholders’ equity	$3,492,261	$3,555,265	$3,564,469	$3,486,822	$3,467,908
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangibles	(92,499)	(94,100)	(95,787)	(105,239)	(107,197)

Total average intangibles	(1,413,298)	(1,414,899)	(1,416,586)	(1,426,038)	(1,427,996)

Average tangible common stockholders’ equity (non-GAAP)	$2,078,963	$2,140,366	$2,147,883	$2,060,784	$2,039,912

Return on average common equity	-18.21%	4.94%	3.69%	4.38%	4.02%

Return on tangible common equity	-30.13%	8.67%	6.61%	7.96%	7.39%

Adjusted return on average common equity (non-GAAP)	5.90%	5.06%	3.77%	5.10%	4.94%

Adjusted return on tangible common equity (non-GAAP)	10.37%	8.86%	6.75%	9.18%	8.96%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$425,201	$283,169	$144,580	$557,543	$416,426
Certain noninterest expense items (non-GAAP)
Early retirement program	(1,899)	(1,594)	—	(536)	(336)
FDIC Deposit Insurance special assessment	—	—	—	(1,832)	(1,832)
Termination of vendor and software services	—	—	—	(602)	(602)
Branch right sizing expense	(3,161)	(1,157)	(994)	(2,746)	(1,165)
Other real estate and foreclosure expense adjustment	(614)	(414)	(198)	(700)	(383)
Amortization of intangibles adjustment	(9,722)	(6,625)	(3,527)	(15,403)	(11,553)

Adjusted efficiency ratio numerator	$409,805	$273,379	$139,861	$535,724	$400,555

Net interest income	$521,907	$335,246	$163,422	$628,465	$463,523
Noninterest income	(667,678)	88,509	46,155	147,171	103,613
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	16,647	12,836	6,414	25,820	19,396

Efficiency ratio denominator	(129,124)	436,591	215,991	801,456	586,532
Certain noninterest income items (non-GAAP)
Loss on early extinguishment of debt	570	—	—	—	—
(Gain) loss on sale of securities	801,492	—	—	28,393	28,393

Adjusted efficiency ratio denominator	$672,938	$436,591	$215,991	$829,849	$614,925

Efficiency ratio (1)	-329.30%	64.86%	66.94%	69.57%	71.00%

Adjusted efficiency ratio (non-GAAP) (1)	60.90%	62.62%	64.75%	64.56%	65.14%

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Actual tax rate of 21.946% on 2025 loss on sale of securities. Effective rate of 26.135% on all other items.